SUBSIDIARIES




                                                                 State or Other
                                                                 Jurisdiction of
                                                                 Incorporation
                                                                 --------------

Cooperative Bank for Savings, Inc., SSB                          North Carolina

CS&L Services, Inc. (1)                                          North Carolina


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(1) Wholly owned subsidiary of Cooperative Bank for Savings, Inc., SSB.